UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2021

MORGAN STANLEY

(Exact name of registrant as specified in its charter)

Delaware	1-11758	36-3145972
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1585 Broadway, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MS	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Floating Rate Non-Cumulative Preferred Stock, Series A, $0.01 par value	MS/PA	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series E, $0.01 par value	MS/PE	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series F, $0.01 par value	MS/PF	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series I, $0.01 par value	MS/PI	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K, $0.01 par value	MS/PK	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of 4.875% Non-Cumulative Preferred Stock, Series L, $0.01 par value	MS/PL	New York Stock Exchange
Global Medium-Term Notes, Series A, Fixed Rate Step-Up Senior Notes Due 2026 of Morgan Stanley Finance LLC (and Registrant’s guarantee with respect thereto)	MS/26C	New York Stock Exchange
Morgan Stanley Cushing® MLP High Income Index ETNs due March 21, 2031	MLPY	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2021, the Board of Directors of Morgan Stanley (the “Company”) appointed Edward N. Pick as Co-President of the Company, Andrew M. Saperstein as Co-President of the Company, Jonathan Pruzan as the Company’s Chief Operating Officer and Sharon Yeshaya as the Company’s Chief Financial Officer, each effective June 1, 2021.

As Chief Financial Officer, Ms. Yeshaya will join the Operating Committee and will receive a base salary of $1 million, the same base salary as the outgoing Chief Financial Officer, and will receive the same benefits provided to other members of the Company’s Operating Committee.

Mr. Pick, 52, has served as Head of Institutional Securities since July 2018. Previously, Mr. Pick served as Global Head of Sales and Trading from October 2015 to July 2018. He was Head of Global Equities from March 2011 to October 2015, Co-Head of Global Equities from April 2009 to March 2011, Co-Head of Global Capital Markets from July 2008 to April 2009, and Co-Head of Global Equity Capital Markets from December 2005 to July 2008. Mr. Pick joined the Company in 1992.

Mr. Saperstein, 54, has served as Head of Wealth Management since April 2019. Previously, Mr. Saperstein has served as Co-Head of Wealth Management from January 2016 to April 2019. He was Co-Chief Operating Officer of Institutional Securities from March 2015 to January 2016 and Head of Wealth Management Investment Products and Services from June 2012 to March 2015. Mr. Saperstein joined the Company in 2006.

Mr. Pruzan, 52, has served as Executive Vice President and Chief Financial Officer since May 2015 and Head of Corporate Strategy since December 2016. Previously, Mr. Pruzan has served as the Co-Head of Global Financial Institutions Group from January 2010 to April 2015. He was Co-Head of North American Financial Institutions Group M&A from September 2007 to December 2009 and Head of the U.S. Bank Group from April 2005 to August 2007. Mr. Pruzan joined the Company in 1994.

Ms. Yeshaya, 41, has served as Head of Investor Relations since June 2016. Previously, Ms. Yeshaya has served as Chief of Staff in the Office of the Chairman and CEO from January 2015 to May 2016 and she was Co-Head of New Product Origination for Derivative Structured Products and also held various research, trading and structuring roles in the Fixed Income Division. Ms. Yeshaya joined the Company in 2001.

The Company’s related press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description

99.1	Press release of the Company, dated May 20, 2021

104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the Inline XBRL Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Morgan Stanley

Date:	May 21, 2021	By:	/s/ Martin M. Cohen
Name: Martin M. Cohen
Title: Corporate Secretary